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Sent via Facsimile and Overnight Commercial Courier

May 17, 2006

Mr. Michael J. Holden
Chief Financial Officer
Newtek Business Services, Inc.
462 Seventh Avenue
New York, New York 10018

Re: Newtek Business Services, Inc. (the "Company") – Additional Staff Determination
Nasdaq Symbol: NKBS

Dear Mr. Holden:

We have not received the Company's Form 10-Q for the period ended March 31, 2006 as required by Marketplace Rule 4310(c)(14).[1] Accordingly, this matter serves as an additional basis for delisting the Company's securities from The Nasdaq Stock Market.

This is formal notification that the Nasdaq Listing Qualifications Panel (the "Panel") will consider this matter in rendering a determination regarding the Company's continued listing on The Nasdaq National Market. Pursuant to Marketplace Rule 4804(c), the Company should present its views with respect to this additional deficiency at its Panel hearing. In the event the Company fails to address the issue specified, the Panel will consider the record as presented at the hearing and will make its determination based upon that information.

Marketplace Rule 4804(b) requires that the Company, as promptly as possible but no later than four business days from the receipt of this letter, make a public announcement through the news media which discloses receipt of this letter and the Nasdaq rules upon which it is based.[2] The Company must provide

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[1] Marketplace Rule 4310(c)(14) states that "[t]he issuer shall file with Nasdaq three (3) copies of all reports and other documents filed or required to be filed with the Commission. This requirement is considered fulfilled for purposes of this paragraph if the issuer files the report or document with the Commission through the Electronic Data Gathering, Analysis, and Retrieval ("EDGAR") system. An issuer that is not required to file reports with the Commission shall file with Nasdaq three (3) copies of reports required to be filed with the appropriate regulatory authority. All required reports shall be filed with Nasdaq on or before the date they are required to be filed with the Commission or appropriate regulatory authority. Annual reports filed with Nasdaq shall contain audited financial statements."

[2] Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Determination on (DATE OF RECEIPT OF STAFF DETERMINATION) indicating that the Company fails to comply with the (STOCKHOLDERS' EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, FILING, etc.) requirement(s) for continued listing set forth in Marketplace Rule(s) ___ ________, and that its securities are, therefore, subject to delisting from (The Nasdaq National/Capital Market).

a copy of this announcement to Nasdaq's MarketWatch Department, the Listing Qualifications Department, and the Listing Qualifications Hearings Department (the "Hearings Department") at least 10 minutes prior to its public dissemination.[3] For your convenience, we have enclosed a list of news services.[4]

In the event the Company does not make the required public announcement, Nasdaq will halt trading in its securities.

Please be advised that Marketplace Rule 4804(b) does not relieve the Company of its disclosure obligation under the federal securities laws. In that regard, Item 3.01 of Form 8-K requires disclosure of the receipt of a delisting notification within four business days.[5] Accordingly, the Company should consult with counsel regarding its disclosure and other obligations mandated by law.

If you have any questions, please contact Rachel Scherr, Listing Analyst, at 301-978-8072.

Sincerely,

Randy Genau
Associate Director
Nasdaq Listing Qualifications

cc: Hearings Department

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[3]This notice should be provided to the attention of Nasdaq's MarketWatch Department (telephone: 301/978-8500; facsimile: 301/978-8510), and to Nasdaq's Listing Qualifications Department (facsimile: 301/978-4028) and the Hearings Department (telephone: 301/978-8071; facsimile: 301/978-8080), 9600 Blackwell Road, Rockville, Maryland 20850.

[4]The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.

[5] See, SEC Release No. 34-49424.